INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of TravelNow.com on Form SB-2 of our report dated October 1, 1999 (January 5, 2000, as to the third and fourth paragraphs of Note 10), appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche, LLP
--------------------------
Deloitte & Touche, LLP


Little Rock, AR
February 2, 2000